Exhibit (m)(4)(i)

AMENDED SCHEDULE 1

with respect to

VOYA EQUITY TRUST

DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Fund(s)

Voya Corporate Leaders® 100 Fund

Voya Global Multi-Asset Fund

Voya Small Company Fund

Exhibit (m)(4)(i)

AMENDED SCHEDULE 2

with respect to

VOYA EQUITY TRUST

DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

CLASS C SHARES

Fund

Voya Mid Cap Research Enhanced Index Fund

2